                                                                   Exhibit 10.5


                   LIMITED STOCK COMPENSATION AWARD AGREEMENT

      THIS AGREEMENT, dated as of the date of the closing of the "Offerings" (the "Award Date") as defined in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 29, 1997 by Friendly Ice Cream Corporation (the "Company") and entered into by and between the Company and [FULL_NAME] (the "Employee"),

                                WITNESSETH THAT:

      WHEREAS, in recognition of services the Employee has performed for the Company and is expected to perform in the future, the Company wishes to award shares of common stock of the Company ("Stock") to the Employee, subject to certain restrictions;

      NOW, THEREFORE, IT IS AGREED between the Company and the Employee as follows:

      1. Restricted Shares. Subject to the terms of this Agreement, the Company hereby awards the Employee [ADJ_NEW_SHARES] shares of Stock (the "Restricted Shares").

      2. Restrictions on Shares. During the Restricted Period (as defined in paragraph 4):

      (a) the Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered except by laws of descent and distribution;

      (b) the certificate representing such shares shall be registered in the name of the Employee and shall be deposited with the Company, together with stock power (in such form as the Company may determine); and

      (c) the Employee shall be treated as a shareholder with respect to the Restricted Shares, including the right to vote such shares.

      3. Transfers at Termination of Restricted Period. At the end of the Restricted Period with respect to any one or more of the Restricted Shares, the certificate or certificates representing such shares shall be transferred to the Employee (or the Employee's legal representative or heir) free of all restrictions. If the Employee's employment with the Company and its affiliates terminates for any reason prior to the end of the Restricted Period with respect to any of the shares awarded hereunder, it shall not affect such Employee's rights in or to the Restricted Shares. For notice purposes, the Company shall be entitled to rely on the most recent address provided in writing to the Company by the Employee (or the Employee's legal representative or heir) and the Company shall have no responsibility or obligation to locate a missing Employee (or legal representative or heir).

      4. Restricted Period. The "Restricted Period" shall be the period commencing on the Award Date and ending with respect to 25 percent of the shares awarded on each of the first through fourth anniversaries of the Award Date.

      5. Withholding. This Award is subject to withholding of all applicable taxes.

      6. Agreement Not Contract of Employment. This Agreement does not constitute a contract of employment, and does not give the Employee the right to be retained in the employ of the Company or an affiliate or the right to continue as a director of the Company.

      7. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

      8. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Massachusetts, without giving effect to choice of law principles. Notwithstanding any other provision of this Agreement to the contrary, the Company may subject shares of stock transferred pursuant to this Agreement to such conditions, limitations or restrictions as the Company determines to be necessary or desirable to comply with any applicable law or regulation.

      9. Amendment. This Agreement may be amended by written agreement of the Employee and the Company, without the consent of any other person.

      IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, all as of the date first above written.


                                          ____________________________________
                                                      Employee


                                          FRIENDLY ICE CREAM CORPORATION


                                          By__________________________________

                                          Its_________________________________


                                       -2-